UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

On January 25, 2007, Phoenix Technologies Ltd. posted the following slides to its website:
Phoenix Technologies Ltd. 2007 and Beyond: Investor Review January 25, 2007

Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth herein include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 14, 2006.

Contents Who are we? What have we recently accomplished? Where are we now? What do we want to highlight today? Our tremendous market opportunity How we will take advantage of this market opportunity Our 2007 plan Our long-term team goal Key Take-away: Given the size of the market and our market share, Phoenix could support a valuation well in excess of its current $120 million equity value.

Who Are We?

Business Highlights We created the core systems software business and enjoy over 50% market share. Our products have been shipped in over one billion systems, and continue to ship in over 125 million new systems each year. We are headquartered in Silicon Valley with key development locations in the US, Taiwan, China and India. We are leaders in a number of industry standards bodies in an effort to drive innovation, and create and explore new market opportunities. There are exciting growth opportunities active in the market including: Microsoft's Vista release; 15+% mobile PC growth*; new complex chipsets which need our extended stack. We have business directly or indirectly with all of the top OEMs and ODMs in the world. ASPs are starting to increase for the first time in ten years and we are poised to add new and significant functionality. We have right-sized our cost structure. Investors have begun to recognize our long-term ROI potential. *Source: IDC December 2006

Phoenix Strengths People: We have many of the most experienced, most capable core systems software personnel in the world Patents: 77 U.S. patents issued / 41 pending 72 International patents issued / 100 pending Cash: $50+ million for M&A and operations Revenue: $50+ million expected in 2007 Customers: All of the top OEM and ODM PC manufacturers in the world Partnerships: All of the top PC chip manufacturers in the world and Microsoft Public company: Now in full compliance with control regulations

New Management Team Woody Hobbs, President and CEO, 59, joined in September 2006 Recently completed successful turnaround and sale of Intellisync (NASDAQ: SYNC) to Nokia. Prior to Intellisync, worked with and co-invested with the venture community on a number of private companies including Facetime, Bigbook, iPro, and Tesseract. The first CIO of Charles Schwab where he developed ground-breaking electronic trading products as Schwab grew from 200,000 customers to 2 million. Rich Arnold, CFO and EVP Strategy and Corporate Dev., 58, joined in October 2006 Prior to joining Phoenix, served on the board of Intellisync Corporation as chairman of both the Audit Committee and the Special Strategy Committee. Previously served as a founding partner of Committed Capital Pty Ltd, a private equity investment company based in Sydney, Australia. From 1977 to 1990 held key positions at Charles Schwab & Co., Inc. including CFO for five years. A graduate of Stanford University and the Executive Program in Finance at Stanford's Graduate School of Business. Dr. Gaurav Banga, Chief Technology Officer, 34, joined in October 2006 Previously, VP of Product Management at Intellisync. He led the creation of Intellisync Unified Messaging integrating multiple forms of mobile messaging. Co-founder and CEO of PDAapps, which was acquired by Intellisync. Creator of VeriChat, a world-leading mobile instant messaging solution. Senior Engineer at Network Appliance where he was co-Architect of Virtual Filer and IPSpace technology. Holds a B.Tech. in Computer Science and Engineering from the Indian Institute of Technology and an M.S. and Ph.D. in Computer Science from Rice University. David Gibbs, SVP Worldwide Operations, 49, joined in 2001 Prior to joining the Company, Mr. Gibbs served as Vice President, Sales and Asia Pacific Strategic Accounts Manager at FlashPoint Technologies from 1998 to 2001. From 1997 to 1998, Mr. Gibbs was Vice President of Sales at DocuMagix, Inc. Mr. Gibbs held a number of executive sales and business development positions with Insignia Solutions from 1993 to 1997. Mr. Gibbs holds a bachelor's degree in Economics from UCLA.

Recent Accomplishments

Highlights The board has changed the company's direction by: Revamping board membership Hiring a new management team Improving business practices The new management team has: Reduced expenses in line with revenues Developed a new vision and plan to dramatically increase company value by: creating a new architecture based on our core systems platform taking advantage of market opportunity, and headwinds like Vista, multi-core, and new high function chipsets solving problems that are persistent across the hundreds of million of installed PCs Begun successful execution on approved plan

Board Actions Late 2005-present: Board in process of rejuvenating itself. 4 Board members left, three new members brought on. External-director Chairman appointed. New audit committee chair elected. Jan 2006 - June 2006: CFO, CEO, and CTO terminated. May 2006: Operating team appointed as interim steering team for company. June 2006: Interim team makes substantial reductions in costs, reduces FPUL sales. July - Nov 2006: Board appoints strategy committee to investigate and recommend alternatives for company ownership. Savvian appointed as advisor to help assess strategic alternatives and present company to prospective buyers. Company presented to multiple potential strategic and financial buyers who were encouraged to make offers to acquire company. Sep - Nov 2006: New CEO and executive team brought on board. Dec 2006: Board compares management plan to outside interest in Company and determines that management plan is best value for shareholders. Jan 2007: Company begins to return to fiscal health and predictable growth.

New Management Team Actions (in Q4 2006) Returned focus to core business Eliminated FPUL sales Killed the unprofitable enterprise applications business and associated go- to-market infrastructure Further reduced cost by a total of about 40% to match expected revenues Developed feasible 5 year plan for company New architecture to extend core business and capitalize on market opportunity Clear product roadmap to implement new architecture - validated roadmap with industry Financial plan derived from technology plan to produce high growth and profits Executed and delivered Relationships with ecosystem materially improved Rigorous product pricing/deal terms including first re-monetization of prior FPUL customers, rationalization of service revenues New customer penetration at major OEM

Where Are We Now?

Highlights Financial Revenues above internal plans (though guidance was not given for Q1) Revenues increased by 17% over previous quarter New revenue contracts signed at higher ASPs Expenses below internal plans Dramatic reduction of operating loss Customers and Partners Relationships with ecosystem materially improved Rigorous product pricing/deal terms including first re-monetization of prior FPUL customers Rationalization of service revenues Senior management engaged with customers directly Market is recognizing importance of our systems software layer and using our existing 'stack' in new ways New customer penetration at major OEM M&A Recognizing the long-term value of the company, one of our shareholders, Ramius, offered to acquire all of the company's outstanding shares at $5.25 per share After considering many options and alternatives, Phoenix's Board rejected all offers based upon its confidence in the company's potential to yield significantly more value to stockholders than proposed offer

Huge Market Opportunity: Phoenix positioned to exceed expectations For x86 PCs and Embedded Market x86Units: Worldwide shipments are expected to grow by 10% annually from 290 million units in 2007 to almost 400 million units in 2010.* We estimate that the mobile x86 market, where Phoenix has the greatest share, is growing even better at 15 to 20% annually. Share: Our increased focus on the newly architected core stack should improve our share. Increasing complexity in the PC could cause units now developed and maintained in-house to come back to Phoenix. This has already happened at a major OEM. Billable Units: Within 5 years non-billable units due to FPUL contracts will be nearly zero. Much of the improvement happens over the next 15 months. We believe that we have an opportunity to obsolete FPUL'ed units with our new developments. ASP: As Phoenix's stack grows we expect to be able fight off ASP decline. We also expect to grow ASPs with the increased value from the HyperCore and ServiceCore. For RISC Platforms: We believe we have the opportunity to enter the mobile phone market with our new architecture which offers the same benefits to ARM devices as it does to devices in the x86 market. Our technologies can reduce manufacturing cycle times and BOM costs while enabling more robust functionality. Nokia has said they expect 3 billion mobile phone units installed globally by 2008 which could mean TAM volumes of 1 billion new units every year. *Source: IDC December 2006

Create New Architecture: Phoenix core stack Phoenix Offering in Gold Security Vendor Content ISP DRM Provider ServiceCore HyperCore (Hypervisor) TrustedCore PC Hardware LowCore

PC Architecture Proof Points Trendmicro antivirus loading at boot time (pre-Windows) for hundreds of thousands of NEC PCs. We can actually enable these types of security products to run outside of Windows where they can't be contaminated or intercepted. We have sold our "instant on" Always product and apps to OEMs in prior years. Discussions with OEMs show continued interest. OEMs are interested in the powerful combination of our hypervisor and service OS which would give remote technicians full diagnostic and recovery capabilities. We have successfully demonstrated an early prototype of this solution to the industry recently. A Hypervisor and Service OS is contemplated by Intel's vPro and AMD's Trinity architecture. We have presented our architecture for these subsystems to both companies and they appear to be excited about our plans.

Enable New High-Function Chipsets


Embedded Devices
Server
Mobile
Desktop
Any Platform
Enable OEMs to pick any chip which suits their costs and functional needs
Bring Normalized Functionality to PC Platforms without loss of access to special functionality
Phoenix Core Layers
ServiceCore
HyperCore
TrustedCore
intel vPro
AMD Trinity
Other Chip Solutions to Security, Manageability, Virtualization

Phoenix enables Standardization without loss of differentiation, thus dramatically improving time-to-market and innovation

17
© Phoenix Technologies Ltd.

2007 Operating Plan Highlights: Phoenix positioned for profitability Revenues: return to quarterly revenue growth Disciplined pricing and sales policies to enhance ASPs Higher service revenue at improved margins Gross Margin: improvement from 70% to over 80% Operating Expenses: Over 35% reduction from $84.8MM in FY06 Net Loss: Over 70% reduction from $44MM in FY06 GAAP Earnings: break-even or better in Q4FY07 - previous guidance run rate at break-even by year end Cash Flow: break-even in Q4FY07 Cash Balance: EOY fiscal 2007 approx. $45MM Note: Phoenix Management Preliminary Estimates

1Q Financial Performance Total revenue of $9.7MM Up 17% from 4Q2006 8% higher than planned revenues of $9MM License Revenues Non-FPUL licenses: $7.3MM vs. $5.7MM in the prior (September) quarter and $6.3MM in same (December) quarter last year No revenues from FPUL in 1Q versus 15% in prior quarter and 65% same quarter last year Service Revenue $1.8MM Up 34% vs. prior quarter of $1.3MM Up almost 250% vs. same quarter in 2005 of $0.5MM Gross Margin up 35% from prior quarter at $7.2MM Operating expenses down 20% from prior quarter at $15.1MM

Guidance 2Q2007 ending March 31, 2007 10% revenue growth Q over Q Further improvements in gross margins Total spend below $15MM (including COGS) Cash flow - better than 50% improvement from prior quarter Fiscal 2007 ending September 30, 2007 Full year revenues of $50+MM are forecast End of year cash balance expected to be $45MM Final quarter now expected to be better than breakeven Fiscal 2008 - Continued quarterly revenue increases due to: Expiration of FPULs which increases billable units Higher ASPs from new and improved products in stack

Phoenix Team Goal: Billion Dollar Valuation Start with quality assets and a new capable management team Restore: positive cash flow in 2007 Develop: new products, demonstrate leadership Result: • $200+ million revenue projected in year 5 or before (30% CAGR) • High Growth + Exciting Strategy could increase price to sales ratio to 5:1 • Potential to support $1 billion market cap

In conclusion... Our board has taken the proper steps by updating its membership, hiring a new team and rightsizing the business We have turned the corner with solid execution With our assets, market position, momentum, and exciting product plans, we are poised for high growth and profitability We believe this is the "bottom" and we are confident of growing shareholder value from here on Key Take-away: Given the size of the market and our market share, Phoenix could support a valuation well in excess of its current $120 million equity value
In connection with its 2007 annual meeting of stockholders, Phoenix Technologies Ltd. filed a notice of annual meeting and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on January 25, 2007. The notice of annual meeting and the definitive proxy statement will be mailed to stockholders on or about January 25, 2007. Investors and stockholders can obtain free copies of the definitive proxy statement, the notice of annual meeting, and other documents when they become available, by contacting investor relations at investor_relations@phoenix.com, or by mail to Phoenix Corporation Investor Relations, c/o Sapphire Investor Relations LLC, 150 Broadway, Suite 808, New York, NY 10038, or by telephone at 1-212-766-1800. In addition, documents filed with the SEC by Phoenix Technologies Ltd. are available free of charge at the SEC’s website at www.sec.gov.